                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated April 21, 2000, except for the October 30, 2000 stock split described in Note 1 as to which the date is October 30, 2000, in Amendment No. 4 to Registration Statement on Form S-1 (No. 333-45588) and related Prospectus of Specialty Laboratories, Inc. for the registration of 5,750,000 shares of its common stock.


    Our audits also included the financial statement schedule of Specialty Laboratories, Inc. listed in Item 16. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP


Woodland Hills, California
November 9, 2000